                                SCHEDULE 14A
                               (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

          Filed by the Registrant [x]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [x]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                       FIRST CENTRAL FINANCIAL CORPORATION
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                      FIRST CENTRAL FINANCIAL CORPORATION
                   266 MERRICK ROAD, LYNBROOK, NEW YORK 11563
                                 (516) 593-7070
                            ------------------------
                         NOTICE OF 1996 ANNUAL MEETING
                              AND PROXY STATEMENT

                      FIRST CENTRAL FINANCIAL CORPORATION
                                266 MERRICK ROAD
                            LYNBROOK, NEW YORK 11563

                                                                    May 15, 1996

TO OUR SHAREHOLDERS:

     You are cordially invited to attend our 1996 Annual Meeting of Shareholders which will be held on Wednesday, June 12, 1996 at 10:00 A.M., local time, at the Garden City Hotel, 45 Seventh Street, Garden City, New York.

     At this meeting, you will be asked to vote upon the election of Class II Directors who will serve until the 1999 annual meeting and ratify the selection of McGladrey & Pullen, LLP as the Company's independent auditors for the year ending December 31, 1996.

     The accompanying Notice of Annual Meeting and Proxy Statement set forth in detail the business intended to be transacted. Time will be made available for a discussion of these items as well as for other questions about the business affairs of the Company.

     If you are unable to join us at the meeting, it is very important that you be represented by proxy. Therefore, please take a moment to sign, date, and return your proxy in the enclosed envelope. Your cooperation in mailing your proxy promptly will be greatly appreciated.

                                          Sincerely yours,

                                          /s/ MARTIN J. SIMON
                                          MARTIN J. SIMON
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                      FIRST CENTRAL FINANCIAL CORPORATION
                                266 MERRICK ROAD
                            LYNBROOK, NEW YORK 11563

                       ---------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, JUNE 12, 1996
                       ---------------------------------

To the Holders of Common Stock of
FIRST CENTRAL FINANCIAL CORPORATION:

     The 1996 Annual Meeting of the holders of the Common Stock of First Central Financial Corporation (the 'Company') will be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York, on Wednesday, June 12, 1996 at 10:00 A.M., local time, for the following purposes:

          1. To elect four Class II Directors;

          2. To ratify the selection of McGladrey & Pullen, LLP as the Company's independent auditors for the year ending December 31, 1996; and

          3. To transact such other business as may properly come before the meeting.

     Only holders of record of the Company's Common Stock at the close of business on April 26, 1996, are entitled to notice of and to vote at this meeting and any adjournment or adjournments thereof. Shareholders are entitled to vote upon all business as may properly be presented for consideration at the meeting.

                                          By Order of the Board of Directors
                                          RAYMOND F. BRANCACCIO
                                          Vice President and Secretary

Lynbrook, New York
May 15, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. THIS IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE MEETING.

                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

Solicitation of Proxies....................................................................................     1

Voting Securities -- Record Date...........................................................................     1

Security Ownership of Certain Beneficial Owners and Management.............................................     1

Proposal 1: Election of Directors..........................................................................     3

     Nominees for Election as Class II Directors for Terms Expiring in 1999................................     3

     Class III Directors Continuing in Office Until the 1997 Annual Meeting................................     4

     Class I Directors Continuing in Office Until the 1998 Annual Meeting..................................     5

     Certain Information About the Board of Directors......................................................     5

     Interest of Directors in Certain Transactions of the Company..........................................     6

Executive Compensation.....................................................................................     7

     Summary Compensation Table............................................................................     7

     Employment Agreements.................................................................................     8

     Performance Measurement Comparison....................................................................     8

     Report of the Compensation Committee..................................................................     9

     Compensation Committee Interlocks and Insider Participation...........................................    10

Proposal 2: Selection of Auditors..........................................................................    10

Voting Procedures..........................................................................................    10

Compliance with Section 16(a) of the Securities Exchange Act...............................................    11

Other Matters..............................................................................................    11

     Discretionary Authority to Vote Proxy.................................................................    11

     Annual Report.........................................................................................    11

     Submission of Shareholder Proposals...................................................................    11

     Manner and Expenses of Solicitation...................................................................    11

                                PROXY STATEMENT
                      FIRST CENTRAL FINANCIAL CORPORATION
                                266 MERRICK ROAD
                            LYNBROOK, NEW YORK 11563

                            ------------------------

                      1996 ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                            SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of First Central Financial Corporation (the 'Company') for use at the Annual Meeting of Shareholders to be held June 12, 1996 (the 'Annual Meeting') and at any adjournment or adjournments thereof. A proxy may be revoked by notice in writing to the Company at any time prior to the exercise thereof, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting. Such a revocation will not affect any vote taken prior thereto. The mere presence at the Annual Meeting of the person appointing a proxy will not revoke the appointment. Each valid proxy received in time will be voted at the Annual Meeting, and, if a choice is specified on the proxy, it will be voted in accordance with such specifications. If no such specification is made, the shares represented by the proxies will be voted (i) in favor of the election as directors of the persons named in the proxy as nominees for director; (ii) in favor of ratifying the selection of McGladrey & Pullen, LLP as the Company's independent auditors for the year ending December 31, 1996; and (iii) in the discretion of the proxy holders on any other matters that may come before the meeting.

     It is anticipated that this proxy statement and the enclosed form of proxy will be mailed to Shareholders on or about May 15, 1996.

                        VOTING SECURITIES -- RECORD DATE

     The outstanding voting securities of the Company on April 26, 1996 (the 'Record Date') consisted of 5,986,608 shares of Common Stock, $.10 par value per share (the 'Common Stock'). Only Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

     Each share of Common Stock is entitled to one vote with respect to each proposal which shall properly come before the meeting for consideration by the Shareholders. The holders of a majority of the outstanding shares entitled to vote must be present at the Annual Meeting in person or by proxy to constitute a quorum.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The  following  table  sets forth  certain  information at  April  26, 1996
(unless otherwise indicated), with respect to shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock:

                                                                       AMOUNT AND NATURE OF      PERCENT OF
               NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)      CLASS
               ------------------------------------                   -----------------------    ----------

Martin J. Simon ...................................................          1,212,989(2)           20.2
  266 Merrick Road
  Lynbrook, New York 11563
Spears, Benzak, Salomon & Farrell .................................            615,808(3)           10.1
  45 Rockefeller Plaza
  New York, New York 10011
FMR Corp. .........................................................            583,000(4)            9.7
  82 Devonshire Street
  Boston, Massachusetts 02109

     The following table sets forth certain information at April 26, 1996 as to shares of Common Stock beneficially owned by the Company's directors, the Chief Executive Officer, the other four executive officers identified in the Summary Compensation Table above and the directors and executive officers of the Company as a group:

                                                                       AMOUNT AND NATURE OF      PERCENT OF
                     NAME OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)      CLASS
                     ------------------------                         -----------------------    ----------

Raymond F. Brancaccio..............................................          22,215(6)(7)           *
Joseph P. Ciorciari................................................          21,307(6)(7)           *
Joel I. Dollinger..................................................          30,200(6)(8)           *

Ralph J. Drabkin...................................................          68,079(9)(10)           1.1
Saul Erdman........................................................          53,205                 *
Herbert V. Friedman................................................          43,003(9)              *
Allan R. Goodman...................................................          11,800(9)(11)          *
Louis Gottlieb.....................................................           5,000(12)             *
Joan M. Locascio...................................................          17,918(13)             *
Harvey Mass........................................................          91,908(6)(14)           1.5
Martin J. Simon....................................................       1,212,989(2)              20.2
Louis V. Siracusano................................................             316                 *
Seymour D. Uslan...................................................         258,000(15)              4.3
All executive officers and directors as a group (13 persons).......       1,835,348(16)             29.8

- ------------

*   Less than one percent

 (1) Except to the extent otherwise indicated, to the best of the Company's knowledge, each of the indicated persons or entities exercises sole voting and investment power with respect to all shares beneficially owned by him.

 (2) Includes 934,382 shares owned by Simon Commercial Corp., 39,990 shares owned by Simon General Agency, Inc., 26,100 shares owned by Simon Agency International, Ltd. and 14,642 shares owned by Simon Life Agency Inc. Mr. Simon has sole voting and investment power with respect to such shares. Also includes 25,000 shares issuable upon exercise of currently exercisable stock options.

 (3) Based upon information supplied by Spears, Benzak, Salomon & Farrell ('SBSF') on April 26, 1996. Includes 93,333 shares issuable upon conversion of the Company's 9% Convertible Subordinated Debentures due 2000. SBSF shares the power to vote and dispose or direct the disposition of such shares with various customers for whom the shares were purchased, but in each case, the customer has the ultimate power to vote and dispose of the shares and may at any time revoke SBSF's authority to vote and dispose of the shares.

 (4) Based upon data set forth in a Schedule 13G filed by FMR Corp. in February 1996 with the Securities Exchange Commission. Includes 4,000 shares issuable upon conversion of the Company's 9% Convertible Subordinated Debentures due 2000. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such shares.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (5) Includes 2,215 shares jointly owned by Mr. Brancaccio and his spouse.

 (6) Includes 20,000 shares issuable upon exercise of currently exercisable options granted under the Company's 1990 Stock Incentive Plan.

 (7) Includes 1,076 shares which are jointly owned by Mr. Ciorciari and his spouse. Mr. and Mrs. Ciorciari may be deemed to share the voting and investment powers with respect to such shares. Also includes 131 shares held by Mr. and Mrs. Ciorciari as custodian for their children and 100 shares owned by a child of Mr. and Mrs. Ciorciari.

 (8) Includes 200 shares held by Mr. Dollinger's spouse as custodian for Mr. and Mrs. Dollinger's children, as to which Mr. Dollinger disclaims beneficial ownership.

 (9) Includes 10,000 shares issuable upon exercise of currently exercisable warrants granted under the Company's Non-Employee Directors' Warrant Plan.

(10) Includes 58,079 shares jointly owned by Mr. Drabkin and his spouse. Mr. and Mrs. Drabkin may be deemed to share the voting and investment powers with respect to such shares.

(11) Includes 1,800 shares held by Mr. and Mrs. Goodman as custodians for their children, as to which Mr. Goodman disclaims beneficial ownership.

(12) Such shares are jointly owned by Mr. Gottlieb and his spouse. Mr. and Mrs. Gottlieb may be deemed to share the voting and investment powers with respect to such shares.

(13) Includes 17,500 shares issuable upon exercise of currently exercisable options granted under the Company's 1990 Stock Incentive Plan.

(14) Includes 37,902 shares jointly owned by Mr. Mass and his spouse. Mr. and Mrs. Mass may be deemed to share the voting and investment powers with respect to such shares. Also includes 820 shares owned by Mrs. Mass as to which Mr. Mass disclaims beneficial ownership.

(15) Includes 20,000 shares issuable upon exercise of currently exercisable warrants granted under the Company's Non-Employee Directors' Warrant Plan.

(16) Includes, in aggregate, 162,500 shares issuable upon exercise of currently exercisable options and warrants.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     Four Class II Directors are to be elected at the Annual Meeting to hold office until the 1999 annual meeting and until their successors have been elected and qualified. The persons named as proxies intend (unless authority is withheld) to vote for the election of the persons hereinafter named under the headings 'Nominees for Election as Class II Directors for Terms Expiring in 1999.' If any such nominee should become unavailable, an event which the Board of Directors does not anticipate, the proxy may be voted for another person designated by the Board of Directors. The Company's By-Laws provide that directors shall be elected by a plurality of the votes cast.

     Below is pertinent information concerning the nominees for election as Class II Directors and the Class III Directors and Class I Directors continuing in office until the 1997 and 1998 annual meetings, respectively.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS FOR TERMS EXPIRING IN 1999

     Joseph P. Ciorciari, 39, became a director of the Company in June 1990. From September 1985 to June 1987, Mr. Ciorciari was employed by First Central Insurance Company, (the 'Insurance Company'), a wholly owned subsidiary of the Company, as a commercial lines underwriter. In July 1993, Mr. Ciorciari was elected director of Mercury Adjustment Bureau, Inc. ('Mercury'), the Company's claim adjustment subsidiary and is the President of Mercury. Mr. Ciorciari is the husband of Martin J. Simon's niece.

     Ralph J. Drabkin, 57, became a director of the Company in March 1987. Mr. Drabkin has engaged in the practice of law in New York City since his admission to the New York Bar in 1963. Mr. Drabkin is Mr. Simon's law partner and a member of the law firm of Simon, Drabkin & Margulies. Mr. Drabkin is the presiding Village Justice of the Village of Woodsburgh, New York.

     Joan M. Locascio, 38, became a director of the Insurance Company and a director of the Company in June 1990. Ms. Locascio oversees the financial accounting operations of the Company and is the Company's Chief Financial Officer. From July 1993 to April 1995 Ms. Locascio served as a director of Mercury. Ms. Locascio served as both the Insurance Company's and the Company's Controller from October 1986 to November 1993. In June 1990, she was elected Treasurer and a director of the Company and the Insurance Company. In April 1992, she became a Vice President of the Company and the Insurance Company. Ms. Locascio served as Secretary of Simon Commercial Corp. from 1991 until April 1995.

     Harvey Mass, 59, has been a director of the Insurance Company since August 1980 and a director of the Company since June 1983. From September 1988 until June 1994, Mr. Mass served as a director of Mercury. In October 1985 he was elected as a Vice President of both the Company and the Insurance Company. From 1973 to December 1991, Mr. Mass served as Vice President and production manager of Simon General Agency, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOREGOING PERSONS AS DIRECTORS.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING

     Joel I. Dollinger, 53, became a director of the Insurance Company in August 1980 and of the Company in June 1983. Mr. Dollinger was elected Chairman of the Board of Mercury in March 1995. He served as Secretary of the Insurance Company and the Company from August 1980 and June 1983, respectively, through October 1985. In October 1985 he became a Vice President of both the Company and the Insurance Company. In June 1988 he was elected Executive Vice President of the Company. From 1975 to December 1991, he served as Vice President of Simon General Agency, Inc. Mr. Dollinger is Mr. Simon's son-in-law and Allan R. Goodman's brother-in-law. Mr. Dollinger's spouse is an owner of Simon Agency of New York. See 'Interest of Directors in Certain Transactions of the Company' below.

     Allan R. Goodman, 48, became a director of the Insurance Company in August 1980 and a director of the Company in June 1983. In May 1993, Mr. Goodman was elected as a Vice President of the Company, a position he formerly held from October 1985 through December 1991. He served as Treasurer of the Company from June 1983 through October 1985. From October 1985 to December 1991, Mr. Goodman served as Secretary of the Insurance Company. He served as Secretary-Treasurer of Simon General Agency, Inc. from 1973 to December 1991 and served as President of Simon General Agency, Inc. from January 1992 to May 1993. Mr. Goodman has also served as Secretary-Treasurer of Simon Agency International, Ltd., and
Simon   Life  Agency,   Inc.  since  1977   and  1981,   respectively,  and  was
Secretary-Treasurer of Simon Commercial Corp. from 1980 through 1991. Mr. Goodman is Mr. Simon's son-in-law and is Joel I. Dollinger's brother-in-law. Mr. Goodman's spouse is an owner of Simon Agency of New York. See 'Interest of Directors in Certain Transactions of the Company' below.

     Louis V. Siracusano, 49, became a director of the Company in March 1992. Mr. Siracusano has engaged in the practice of law in New York since his admission to the New York Bar in 1976. Mr. Siracusano is a senior partner in the law firm McKenna, Siracusano, Fehringer & Chinese and is a member of the Board of Directors of the Empire Insurance Group and Allcity Insurance Co. See 'Interest of Directors in Certain Transactions of the Company' below.

     Seymour D. Uslan, 74, became a director of the Insurance Company in August 1980 and a director of the Company in June 1983. He also served as a Vice President of the Company and the Insurance Company from August 1980 and June 1983, respectively, until August 1985. From 1980 through 1991, Mr. Uslan was the Chairman of the Board of Directors and the sole stockholder of Avalon Communications, Inc., a book publisher. During the period from 1969 to 1980, he served as President and Publisher of American Photographic Book Publishing Co., Inc.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

     Saul Erdman, 71, became a director of the Company in September 1993. From 1982 to February 1993, Mr. Erdman was the sole stockholder and President of Seven-Up Bottling Co. of Rhode Island. Mr. Erdman is a consultant to major soft drink companies in the northeastern United States.

     Herbert V. Friedman, 77, became a director of the Insurance Company in November 1981. Mr. Friedman was elected as a director of the Company in June 1991. Mr. Friedman is a retired insurance broker and formerly devoted his time to Herbert V. Friedman, Inc., a company wholly owned by the Friedman family which specializes in placing and administering group insurance coverage.

     Louis Gottlieb, 75, became a director of the Company in September 1994. For more than the last five years Mr. Gottlieb has been Chief Executive Officer of R.A. Gottlieb, Inc., Gottlieb Heavy Industries, Inc. and the Gottlieb Group, government project construction contractors and was the owner and President of Gottlieb Properties Co., a company engaged in the development and management of real estate, which was sold by Mr. Gottlieb in 1994.

     Martin J. Simon, 76, has served as the President and Chairman of the Board of Directors of the Insurance Company since August 1980, and as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since June 1983. From 1943 through 1967, Mr. Simon practiced law as an individual practitioner. Since 1968 he has been a senior partner of Simon, Drabkin & Margulies. Between 1947 and 1955, Mr. Simon co-owned and operated a New York licensed insurance agency. Since 1955, Mr. Simon has solely owned and operated several insurance agencies licensed by the State of New York. Included among them are: Simon General Agency, Inc., a general insurance agency, Simon Commercial Corp. a property and casualty agency which is the largest shareholder of the Company; Simon Agency International, Ltd., an excess and surplus lines insurance agency; and Simon Life Agency, Inc., a life insurance agency. Mr. Simon is a director of Continental Bank and Winston Resources Inc. Mr. Simon is Allan R. Goodman's and Joel I. Dollinger's father-in-law. See 'Interest of Directors in Certain Transactions of the Company' below.

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS

     During 1995, the Board of Directors held four regular meetings. Each of the Company's directors attended at least 75% of the number of Board meetings and the number of meetings of all the committees of the Board on which such director served. The Board of Directors has Audit, Compensation and Nominating committees and a committee that administers the Company's Non-Employee Directors' Warrant Plan.

     The Audit Committee consists of Messrs. Ciorciari, Drabkin and Uslan (Chairman). This committee confers with the Company's independent auditors regarding the scope and results of their audits and any recommendations they may have with respect to internal accounting controls and other matters relating to accounting and auditing. The Audit Committee met two times during 1995.

     The Company's Compensation Committee consists of Messrs. Erdman, Friedman, Siracusano and Uslan (Chairman) and reviews and makes recommendations to the Board of Directors with respect to certain compensation matters. The Compensation Committee met one time during 1995.

     The Nominating Committee, consisting of Messrs. Friedman, Goodman and Siracusano (Chairman), reviews potential candidates for director and makes recommendations to the Board of Directors with respect to nominees for director. The Nominating Committee will consider Shareholder recommendations of nominees for director. Shareholders of the Company wishing to make recommendations should write to the Nominating Committee, c/o Louis Siracusano, First Central Financial Corporation, 266 Merrick Road, Lynbrook, New York 11563. The Nominating Committee did not meet during 1995.

     The Committee that administers the Company's Non-Employee Directors' Warrant Plan, consisting of Messrs. Erdman and Siracusano, makes all substantive decisions regarding, among other things, timing, pricing and amount of awards under such plan. This Committee also administered the Company's 1990 Stock Incentive Plan which expired by its terms during 1995. The Committee did not meet during 1995.

     Non-employee directors of the Company receive $500 for each Board meeting and $250 for each Committee meeting they attend except that the chairman of each of the Audit Committee and Compensation Committee is paid $750 for each committee meeting such person attends. Non-employee directors are also reimbursed for certain travel expenses incurred in connection with their attendance at such meetings. Directors who are employees of the Company or its subsidiaries do not receive any remuneration in excess of their regular compensation for Board or committee meetings that they attend.

     The Company maintains directors' and officers' liability insurance issued by the Great American Insurance Company. The current policy, which commenced on September 24, 1995 (the '1995 Policy'), covers all directors and officers of the Company and its subsidiaries for a period of one year at a cost to the Company of $27,000. The limit of liability under the 1995 Policy is $2,000,000. The Company has also entered into indemnity agreements with each of its directors and executive officers that provide for the indemnification for certain liabilities which arise as a result of their service in such capacity.

INTEREST OF DIRECTORS IN CERTAIN TRANSACTIONS OF THE COMPANY

     Simon Agency of New York ('Simon New York') is a general insurance agency owned by Sheryl Harwood, Joan Dollinger and Audrey Goodman who are Martin J. Simon's daughters. Mrs. Dollinger and Mrs. Goodman are the spouses of Joel I. Dollinger and Allan R. Goodman, respectively. During 1995, premiums written by Simon New York amounted to approximately 12.7% of the direct gross premiums written by the Insurance Company. At December 31, 1995, the commissions earned by Simon New York from business placed with the Insurance Company during 1995 were approximately $1,805,000. These commissions are at a rate comparable to those paid by the Insurance Company to unrelated agents. The Insurance Company subleased 3,900 square feet of office space to Simon New York under a sublease agreement that expired November 30, 1995. Effective December 1, 1995, Simon New York entered into a lease with the Insurance Company which provides for an annual rent of $78,000. Simon New York's rent under the lease is comparable to that paid by other tenants that occupy the building. Rent received from Simon New York in 1995 was approximately $88,300.

     Mr. Simon and Ralph J. Drabkin are senior partners of Simon, Drabkin & Margulies which performs subrogation and claims defense services for the Insurance Company. During 1995, the Insurance Company paid aggregate fees of approximately $798,000 to this firm.

     Louis V. Siracusano is a senior partner of the law firm McKenna, Siracusano, Fehringer & Chinese which performs subrogation and claims defense services for the Insurance Company. During 1995, the Insurance Company paid aggregate fees of $323,000 to this firm.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table below sets forth certain information concerning the annual compensation paid or accrued to the Chief Executive Officer and the four other most highly compensated executive officers for services rendered to the Company and its subsidiaries during the last three fiscal years.

                                             SUMMARY COMPENSATION TABLE
                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                    ------------
                                                                                    COMMON STOCK
                                                    ANNUAL COMPENSATION              UNDERLYING
                                           --------------------------------------     OPTIONS/         ALL OTHER
                                                                   OTHER ANNUAL       WARRANTS        COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)   COMPENSATION($)    AWARDED(#)          ($)(1)
   ---------------------------      ----   ---------   --------   ---------------   ------------   ------------------

Martin J. Simon, .................  1995     242,258    12,000        --               --                    --
  President, Chief Executive        1994     211,400    12,000        --               --                    --
  Officer and Chairman of the       1993     150,828    10,000      32,233          50,000                   --
  Board
Joel I. Dollinger ................  1995     139,287     9,500        --               --                   3,818
  Executive Vice President          1994     117,753     8,500        --               --                   5,146
                                    1993      80,407    15,500        --               --                   3,395
Allan R. Goodman(2) ..............  1995     137,077     9,500        --               --                   3,847
  Vice President                    1994     120,790     8,500        --               --                   5,308
                                    1993      53,725    15,500        --               --                   1,687
Harvey Mass ......................  1995     126,354     9,500        --               --                   3,401
  Vice President                    1994     111,047     8,500        --               --                   4,786
                                    1993      61,154    15,500        --               --                   2,188
Raymond F. Brancaccio ............  1995     104,375     9,500        --               --                   3,401
  Vice President and Secretary      1994      91,067     8,500        --               --                   4,786
                                    1993      69,414    15,500        --               --                   2,188

- ------------

(1) Company contribution made under the Company's Profit Sharing Plan.

(2) Mr. Goodman was employed by the Company as a Vice President commencing in May 1993.

                            ------------------------

     The following table sets forth (i) certain information concerning the exercise of options and warrants to purchase Common Stock during 1995 by the executive officers identified in the Summary Compensation Table above and (ii) the value of options and warrants to purchase Common Stock held by such executive officers at December 31, 1995.

            AGGREGATED OPTION/WARRANT EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR END OPTION/WARRANT VALUES

                                                               COMMON STOCK UNDERLYING            VALUE OF UNEXERCISED
                                                                     UNEXERCISED                      IN-THE-MONEY
                                    SHARES        VALUE          OPTIONS/WARRANTS AT               OPTIONS/WARRANTS AT
                                  ACQUIRED ON    REALIZED         DECEMBER 31, 1995                 DECEMBER 31, 1995
             NAME                 EXERCISE(#)     ($)(1)     EXERCISABLE/UNEXERCISABLE(#)    EXERCISABLE/UNEXERCISABLE($)(2)
             ----                 -----------    --------    ----------------------------    -------------------------------

Martin J. Simon................      --            --        25,000/25,000                   23,438/23,438
Allan R. Goodman...............      10,000       18,313     10,000/0                        9,375/0
Joel I. Dollinger..............      --            --        20,000/0                        18,750/0
Harvey Mass....................      --            --        20,000/0                        18,750/0
Raymond F. Brancaccio..........      --            --        20,000/0                        18,750/0

- ------------

(1) Based on the closing price of the Company's Common Stock on the American Stock Exchange on date of exercise.

(2) Based on the closing price of the Company's Common Stock on the American Stock Exchange on December 29, 1995.

EMPLOYMENT AGREEMENTS

     Martin J. Simon entered into an employment agreement with the Company effective January 1, 1994, pursuant to which he is to perform the duties of its Chairman of the Board, President and Chief Executive Officer. The term of the agreement is five years, commencing January 1, 1994 and expiring on December 31, 1998, with automatic successive one year renewal periods unless either party terminates the agreement on six months prior written notice. The agreement provides for an annual base salary of $190,000, or such greater amount as the Board of Directors may from time to time determine, and for Mr. Simon to receive amounts payable under incentive or bonus plans adopted by the Company for the benefit of senior executives. In the event of Mr. Simon's disability (defined as the inability to perform his duties for a period of six consecutive months or for an aggregate of nine months in any consecutive twelve month period), compensation at the above rate is payable for three years from the date of such disability. The agreement also provides for the payment of a benefit to Mr. Simon's beneficiary in the event of his death while employed by the Company. The amount of such benefit will be Mr. Simon's then current annual salary and incentive bonus. Such amount is payable each year for three years from the date of Mr. Simon's death.

     Raymond F. Brancaccio, Joel I. Dollinger, Allan R. Goodman and Harvey Mass each entered into employment agreements with the Company effective May 1, 1994. The term of each of the agreements is three years, expiring on April 30, 1997. The agreements each provide for an annual base salary and for such executives to receive amounts payable under incentive or bonus plans adopted by the Company for the benefit of senior executives. The base salaries for each executive during the years ended April 30, 1995, 1996 and 1997, respectively, are as follows: Raymond F. Brancaccio, $95,014, $105,414, $118,414; Joel I. Dollinger, $130,256, $140,656, $153,656; Allan R. Goodman, $127,402, $137,802, $150,802;
and Harvey Mass, $114,086, $124,486, $137,486. In the event of disability (defined as the inability to perform duties for a period of six consecutive months or for an aggregate of nine months in any consecutive twelve month period) compensation is payable for twelve months from the date of such disability. The agreements also provide for the payment of a benefit to the respective executive's beneficiary in the event of death while employed by the Company. Such benefit is payable periodically during the year after the executive's death (less any period that the executive received disability payments if he dies while disabled) and will equal the sum, during such period, of (i) the executive's then current base salary and (ii) an amount equal to the cost of health insurance under the Company's health insurance plans.

PERFORMANCE MEASUREMENT COMPARISON

     The following graph sets forth the cumulative total Shareholder return on the Company's Common Stock compared with the cumulative total return of an American Stock Exchange market value index and an index comprised of the common stock of the public companies included in the Company's Standard Industrial Classification Industry Group -- Fire, Marine & Casualty Insurance for the period commencing January 1, 1991 and ending December 31, 1995. The total return assumes a $100 investment on January 1, 1991 and reinvestment of dividends in the Company's Common Stock and in each index.

     The graph below shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such graph by reference.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN OF THE COMPANY'S
                   COMMON STOCK, PEER GROUP COMMON STOCK AND
                         AMERICAN STOCK EXCHANGE INDEX


                                                    FISCAL YEAR ENDING
COMPANY                               1990      1991      1992      1993      1994      1995

FIRST CENTRAL FINANCIAL CORPORATION    100     91.45     91.06     99.42    125.68    121.06
PEER GROUP COMMON STOCK                100    125.50    144.66    152.54    153.93    223.09
AMERICAN STOCK EXCHANGE INDEX          100    123.17    124.86    148.34    131.04    168.90



REPORT OF THE COMPENSATION COMMITTEE

     The members of the Compensation Committee are Saul Erdman, Herbert V. Friedman, Louis V. Siracusano and Seymour D. Uslan (Chairman). The Compensation Committee determines the compensation of the President/Chief Executive Officer and sets policies for and reviews with the President/Chief Executive Officer the compensation awarded to other principal executives.

     Martin J. Simon is the Company's founder, principal Shareholder, President, Chief Executive Officer and Chairman of the Board. The Compensation Committee believes he is motivated, both by reason of stock ownership and commitment to the Company, to act on behalf of all Shareholders to optimize overall corporate performance. Mr. Simon's base salary is paid pursuant to the terms of his employment agreement. See 'Employment Agreements' above for a description of Mr. Simon's employment agreement. Such base salary is intended to compensate Mr. Simon fairly for his continued leadership skills and management responsibilities as well as to recognize his pivotal role in the Company's development and growth over many years. The cash bonus paid to Mr. Simon for 1995 was determined in consideration of, among other things, the Company's financial performance for the year.

     The   Compensation  Committee  relied  extensively  on  the  views  of  the
President/Chief Executive Officer with respect to the base salaries paid pursuant to employment agreements entered into with the Company's other executive officers in 1994. See 'Employment Agreements' above for a description of the employment agreements of Raymond F. Brancaccio, Joel I. Dollinger, Allan
R. Goodman and Harvey Mass. It is through the use of discretionary bonuses and stock incentives that the Compensation Committee expects to relate corporate performance and compensation to the other executive officers. Discretionary bonuses paid in 1995 to other executives have been determined after consultation between the Compensation Committee and the President/Chief Executive Officer. Messrs. Brancaccio, Dollinger and Mass each hold options to purchase 20,000 shares of Common Stock and Mr. Goodman holds a warrant to purchase 10,000 shares of Common Stock.

     The foregoing report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

SAUL ERDMAN
HERBERT V. FRIEDMAN
LOUIS V. SIRACUSANO
SEYMOUR D. USLAN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Louis V. Siracusano, a member of the Compensation Committee, is a senior partner of the law firm McKenna, Siracusano, Fehringer & Chinese which performs subrogation and claims defense services for the Insurance Company. During 1995, the Insurance Company paid aggregate fees of $323,000 to this firm. Seymour D. Uslan, a member of the Compensation Committee, served without renumeration as Vice President of the Company and the Insurance Company from August 1980 and June 1993, respectively, until August 1985.

                       PROPOSAL 2: SELECTION OF AUDITORS

     The Board of Directors has selected the firm of McGladrey & Pullen, LLP, independent auditors, as the Company's independent auditors for the year ending December 31, 1996.

     The Company has been informed by McGladrey & Pullen, LLP that such firm has no direct financial interest nor any material indirect financial interest in the Company or its subsidiaries. McGladrey & Pullen, LLP has not had any connection during the past five years with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     The services provided by McGladrey & Pullen, LLP include the examination and reporting of the financial status of the Company and its subsidiaries. These services have been furnished at customary rates and terms. There are no existing direct or indirect agreements or understandings that fix a limit on current or future fees for these audit services.

     A representative of McGladrey & Pullen, LLP is expected to attend the Annual Meeting and will be afforded the opportunity to make a statement if he decides to do so. Such representative is also expected to be available to respond to appropriate questions from Shareholders at the Annual Meeting.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval of this proposal.

     If ratification is not achieved, the selection of McGladrey & Pullen, LLP as the Company's independent auditors will be reconsidered and a final determination will be made by the Board of Directors. Even if the selection is ratified, the Board of Directors reserves the right to appoint, and in its discretion, may direct the appointment of, any other independent certified public accounting firm at any time if the Board decides that such a change would be in the best interests of the Company and its Shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                               VOTING PROCEDURES

     Under Securities and Exchange Commission rules, a designated blank space is provided to withhold authority to vote for one or more nominees for director and boxes are provided on the proxy card for Shareholders to mark if they wish to abstain on Proposal 2. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes for such individuals. Abstentions are not counted in determining the votes cast in connection with the selection of auditors.

     Under the rules of the American Stock Exchange, brokers who hold shares in street name have the authority to vote in their discretion upon certain items on behalf of their clients if such clients have not furnished voting instructions within ten days of the Annual Meeting. Brokers that do not receive such instructions have discretion to vote upon the election of directors and the selection of auditors.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten percent Shareholders are required by the Securities and Exchange Commission's regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5 for specified fiscal years, the Company believes that all of its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995.

                                 OTHER MATTERS

DISCRETIONARY AUTHORITY TO VOTE PROXY

     Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and the discretionary authority to do so is included in the proxy.

ANNUAL REPORT

     The Annual Report of the Company for 1995, including financial statements, accompanies this proxy statement.

SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders who intend to present proposals at the 1997 Annual Meeting of Shareholders must ensure that such proposals are received by the Company not later than January 16, 1997 in order that they may be considered for inclusion in the Company's proxy materials.

MANNER AND EXPENSES OF SOLICITATION

     The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. The Company's transfer agent, American Stock Transfer & Trust Company, is assisting the Company in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, and will charge the Company its customary fee therefor plus out-of-pocket expenses. In addition, proxies may be solicited by officers of the Company by mail, in person or by telephone, telegraph, telex or telefax.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S SHAREHOLDER OF RECORD ON APRIL 26, 1996 AND EACH BENEFICIAL SHAREHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFORE MAILED TO THE COMPANY'S OFFICES, 266 MERRICK ROAD, LYNBROOK, NEW YORK 11563, ATTENTION: SECRETARY. REQUESTS FROM BENEFICIAL SHAREHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP ON THAT DATE.

Lynbrook, New York
Dated: May 15, 1996

                                   APPENDIX I
                                   PROXY CARD




PROXY                 FIRST CENTRAL FINANCIAL CORPORATION
    THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                                  SHAREHOLDERS
                                 JUNE 12, 1996

The undersigned, revoking all previous proxies, hereby appoints Joan M. Locascio, Martin J. Simon and Seymour D. Uslan or any of them, attorneys and proxies with power of substitution and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of FIRST CENTRAL FINANCIAL CORPORATION (the 'Company') which the undersigned is entitled to vote at the Annual Meeting of its Shareholders to be held on Wednesday, June 12, 1996 at 10:00 A.M. at the Garden City Hotel, located at 45 Seventh Street, Garden City, New York, and at all adjournments thereof. The shares represented by this Proxy will be voted as indicated below upon the following matters, all more fully described in the Company's Proxy Statement dated May 15, 1996.

1. Election of four Class II Directors.

[ ] FOR ALL NOMINEES LISTED BELOW                    [ ] WITHHOLD AUTHORITY
    (EXCEPT AS INDICATED TO THE CONTRARY)                TO VOTE FOR ALL NOMINEES LISTED BELOW

NOMINEES FOR ELECTION AS CLASS II DIRECTORS: JOSEPH P. CIORCIARI, RALPH J. DRABKIN, JOAN M. LOCASCIO, HARVEY MASS.

Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line below.

- --------------------------------------------------------------------------------

2. Ratification of the selection of McGladrey & Pullen, LLP as independent auditors for the fiscal year ending December 31, 1996.

               [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

                               (Continued, and to be signed, on the other side.)

(Continued from reverse side)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The shares represented by this Proxy will be voted in accordance with the instructions given. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND ITEMS 2 AND 3.

                                             Dated  ..................... , 1996
                                              ..................................
                                                         (Signature)
                                              ..................................
                                                         (Signature)
                                             NOTE:  Please sign  exactly as your
                                             name or names appear hereon.  Joint
                                             owners should each sign personally.
                                             When   signing   as   an  executor,
                                             administrator,   officer    of    a
                                             corporation  or attorney,  add your
                                             full title to your signature.